UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

Gritstone Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38663	47-4859534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5858 Horton Street, Suite 210

Emeryville, California 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 871-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Lease Agreement

On January 31, 2019, Gritstone Oncology, Inc. (the “Company”) entered into an Office/Laboratory Lease (the “New Lease”), effective as of January 28, 2019, with Emery Station West, LLC (the “Landlord”) to lease approximately 34,469 square feet of office and laboratory space located at 5959 Horton Street, Emeryville, California 94608 (the “Premises”) for the Company’s new principal executive offices.

The term of the New Lease (the “Lease Term”) commences on the earlier of (i) the date on which the Landlord delivers the newly constructed Premises, substantially completed, and tenders possession to the Company of, the Premises or (ii) the date upon which the Company, with the Landlord’s consent, takes possession of any portion of the Premises to commence construction of certain tenant improvements (the “Commencement Date”). Beginning on the earlier of (x) 270 days after the Commencement Date or (y) the date on which the Company opens for business in any portion of the Premises (the “Rent Commencement Date”), the New Lease provides for annual base rent of approximately $1.7 million, which increases on a yearly basis up to approximately $2.6 million for the final 12 months of the initial Lease Term (the “Initial Lease Term”). In addition, the Company deposited with the Landlord a security deposit of approximately $0.6 million, equal to three months base rent.

The Initial Lease Term terminates on the last day of the 120th calendar month following the Rent Commencement Date, unless terminated earlier in accordance with the New Lease. The Company has the option to extend the Lease Term for two consecutive additional five year terms (the “Renewal Terms”). The New Lease provides for the base rent during the applicable Renewal Term to be calculated based on the fair market rental value of the Premises at such time, as described in the New Lease. The Company will also be obligated to pay to the Landlord for certain costs, taxes and operating expenses related with the New Lease and the Premises, subject to certain exclusions.

Under the New Lease, the Landlord will provide the Company with an improvement allowance of up to approximately $4.0 million in the aggregate for costs relating to the design, permitting and construction of improvements that are permanently affixed to the Premises.

Lease Termination Agreement

On January 31, 2019, the Company also entered into a Lease Termination Agreement (the “Termination Agreement”), effective as of January 28, 2019, with Emery Station Joint Venture, LLC (the “Current Landlord”), pursuant to which the Company and the Current Landlord agreed to early terminate the Company’s lease, dated November 23, 2015, as subsequently amended (the “Current Lease”), of the premises located at 5858 Horton Street, Emeryville, California 94608 (the “Current Premises”). Pursuant to the Termination Agreement, the Current Lease will terminate effective no later than 60 days after the Rent Commencement Date under the New Lease. In the event that the Company is deemed to hold over in possession of the Current Premises, the Company will be liable for 150% of the monthly base rent under the Current Lease and 100% of any increases for rent adjustments, as reasonably determined by the Current Landlord.

The foregoing descriptions of the New Lease and the Termination Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full terms of the New Lease and the Termination Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Termination Agreement is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Lease is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Office/Laboratory Lease, by and between Gritstone Oncology, Inc. and Emery Station West, LLC, effective as of January 28, 2019.

10.2	Lease Termination Agreement, by and between Gritstone Oncology, Inc. and Emery Station Joint Venture, LLC, effective as of January 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRITSTONE ONCOLOGY, INC.

Date: February 5, 2019	By:	/s/ Jean-Marc Bellemin
Jean-Marc Bellemin
Executive Vice President, Chief Financial Officer